                                   Exhibit 99

                            Joint Filer Information

Designated Filer:           BLUM CAPITAL PARTNERS, L.P.

Statement for Month/Day/Year:     August 13, 2007

Issuer & Symbol:                  Career Education Corp. (CECO)

Address of each Reporting Person for this Form 3:

909 Montgomery Street, Suite 400, San Francisco, CA  94133

Relationship to Issuer of each Reporting Person:  10% Owner

Signatures

After reasonable inquiry and to the best of our knowledge

and belief, the undersigned certify that the information

set forth in this statement is true, complete and correct.

August 13, 2007

RICHARD C. BLUM & ASSOCIATES, INC.       BLUM CAPITAL PARTNERS, L.P.

                                         By: Richard C. Blum & Associates, Inc.,

                                             its general partner

By: /s/ Gregory D. Hitchan               By: /s/ Gregory D. Hitchan

    ---------------------------------        ---------------------------------

    Gregory D. Hitchan                       Gregory D. Hitchan

    Partner, Chief Operating Officer,        Partner, Chief Operating Officer,

    General Counsel and Secretary            General Counsel and Secretary

BLUM STRATEGIC GP III, L.L.C.            SADDLEPOINT PARTNERS GP, L.L.C.

                                         By:  Blum Capital Partners, L.P.

                                         its Managing Member

                                         By:  Richard C. Blum & Associates, Inc.,

                                           its General Partner

By:  /s/ Gregory D. Hitchan              By: /s/ Gregory D. Hitchan

     ---------------------------------       ---------------------------------

     Gregory D. Hitchan                      Gregory D. Hitchan

     Managing Member                         Partner, Chief Operating Officer,

                                             General Counsel and Secretary